Exhibit 99.1
Ample
Communications, Inc.
and Subsidiary
Consolidated Financial Statements as of
and for the Years Ended December 31, 2006 and
2005, and Independent Auditors’ Report

Deloitte & Touche LLP
Suite 600
225 West Santa Clara Street
San Jose, CA 95113-1728
USA

Tel:+1 408 704 4000
Fax: +1 408 704 3083
www.deloitte.com
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Ample Communications, Inc.:
We have audited the accompanying consolidated balance sheets of Ample Communications, Inc. and subsidiary (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, in 2006, the Company incurred a net loss of $16,693,000 and had negative cash flows from operating activities of $12,664,000. As of December 31, 2006, the Company had an accumulated deficit of $79,592,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
As discussed in Note 10 to the consolidated financial statements, the Company’s secured creditor has entered into an agreement to sell substantially all of the Company’s assets to another company.
/s/ Deloitte & Touche LLP
September 21, 2007

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005
(In thousands, except share and par values)

	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$369	$3,327
Accounts receivable, net of allowance of $0 in 2006 and $9 in 2005	376	394
Inventories	579	525
Prepaid expenses and other current assets	266	71

Total current assets	1,590	4,317

PROPERTY AND EQUIPMENT — Net	866	2,016

OTHER ASSETS	71	80

TOTAL	$2,527	$6,413

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,086	$781
Accrued liabilities	1,835	1,450
Current portion of Secured Notes Payable, net of debt discount of $154 in 2006 and 2005	1,755	881
Secured Convertible Promissory Notes, net of debt discount of $511	6,956
Bridge loan	2,545

Total current liabilities	14,177	3,112
SECURED NOTES PAYABLE, net of debt discount of $74 and $228 in 2006 and 2005, respectively	1,448	1,737
OTHER LIABILITIES	9	390

Total liabilities	15,634	5,239

COMMITMENTS AND CONTINGENCIES (NOTE 6)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A, $0.0001 par value — authorized, 10,478,656 shares; issued and outstanding, 0 shares in 2006 and 10,076,217 shares in 2005		18,035
Series B, $0.0001 par value — authorized, 19,338,080 shares; issued and outstanding, 0 shares in 2006 and 19,304,753 shares in 2005		20,188
Series C, $0.0001 par value — authorized, 14,223,808 shares; issued and outstanding, 0 shares in 2006 and 14,223,808 shares in 2005		14,859
Series D, $0.0001 par value — authorized, 11,428,571 shares; issued and outstanding, 0 shares in 2006 and 9,944,407 shares in 2005		10,690
Series A-1, $0.0001 par value — authorized, 66,000,000 shares; issued and outstanding, 41,194,518 shares in 2006; (liquidation value $0 in 2006)	36,396

Total	36,396	63,772

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value — authorized, 167,959,456 shares; outstanding, 17,507,183 and 14,498,772 shares outstanding at December 31, 2006 and 2005, respectively	2	1
Additional paid-in capital	30,087	303
Deferred stock compensation		(3)
Accumulated deficit	(79,592)	(62,899)

Total stockholders’ deficit	(49,503)	(62,598)

TOTAL	$2,527	$6,413

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(In thousands)

	2006	2005

REVENUE	$2,001	$2,038

COST OF GOODS SOLD	1,049	882

GROSS MARGIN	952	1,156

OPERATING EXPENSES:
Research and development	11,791	11,909
Selling and marketing	1,458	1,576
General and administrative	967	854

Total operating expenses	14,216	14,339

LOSS FROM OPERATIONS	(13,264)	(13,183)

INTEREST INCOME	60	115

INTEREST EXPENSE	(3,489)	(3)

NET LOSS	$(16,693)	$(13,071)

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT AND MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(In thousands, except par values)

	Mandatorily Redeemable				Additional	Deferred		Total
	Convertible Preferred Stock		Common Stock		Paid-In	Stock Based	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Deficit
BALANCE — January 1, 2005	43,604,778	$53,082	14,431,860	$1	$296	$(3)	$(49,828)	$(49,534)

Issuance of Series D preferred stock for $1.05 per share, net of issuance costs of $116,933	9,944,407	10,325						—

Warrants issued in connection with loan and security agreements (Notes 3 and 7)		365						—

Issuance of common stock upon exercise of stock options			66,912		7			7

Net loss							(13,071)	(13,071)

BALANCE — December 31, 2005	53,549,185	63,772	14,498,772	1	303	(3)	(62,899)	(62,598)

Issuance of Series D preferred stock at $1.05 per share	52,373	55						—

Conversion of Series A, B, C, and D preferred stock to Series A-1 preferred stock at $1.05 per share	(27,383,698)	(34,074)						—

Issuance of Series A-1 preferred stock for $1.05 per share for Series A, B, C, and D preferred stock conversion	30,927,290	34,074						—

Issuance of Series A-1 preferred stock at a beneficial conversion rate	10,267,228	1,540						—

Conversion of Series A, B, C, and D preferred stock to common stock at $1.05 per share	(26,217,860)	(29,753)	2,833,587	1	29,753			29,754

Issuance of warrants in connection with convertible notes and security agreement (Notes 4 and 7)		782						—

Issuance of common stock upon exercise of stock options			174,824		26			26

Amortization of deferred stock based compensation						3		3

Stock-based compensation					5			5

Net loss							(16,693)	(16,693)

BALANCE — December 31, 2006	41,194,518	$36,396	17,507,183	$2	$30,087	$—	$(79,592)	$(49,503)

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(In thousands)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,693)	$(13,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,378	1,770
Amortization of debt discount	966	3
Stock-based compensation	63
Beneficial conversion	1,540
Changes in operating assets and liabilities:
Accounts receivable	18	(10)
Inventories	(54)	(314)
Prepaid expenses and other current assets	(195)	18
Other assets	9	19
Accounts payable	305	(70)
Accrued liabilities	380	571
Other liabilities	(381)	(475)

Net cash used in operating activities	(12,664)	(11,559)

CASH FLOWS FROM INVESTING ACTIVITIES — Purchase of property and equipment	(223)	(1,158)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible preferred stock		10,325
Proceeds from issuance of common stock	27	7
Proceeds from issuance of notes payable — net of commitment fee	11,471	2,980
Principal payments on secured notes payable	(1,569)	(89)

Net cash provided by financing activities	9,929	13,223

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,958)	506

CASH AND CASH EQUIVALENTS — Beginning of year	3,327	2,821

CASH AND CASH EQUIVALENTS — End of year	$369	$3,327

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$495	$3

NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Series A, B, C and D preferred stock to Series A-1 preferred stock	$34,074	$—

Series D convertible preferred stock issued in connection with convertible notes	$55	$—

Warrants issued in connection with convertible notes and security agreement	$782	$365

Liabilities incurred for purchase of property and equipments	$5	$255

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization — Ample Communications, Inc. was incorporated in Delaware on May 8, 2000. Ample Communications, Inc. and its wholly owned subsidiary (the “Company”) were formed to design, develop, and manufacture highly integrated silicon solutions that increase the efficiency of enterprise and wide-area networks.

Basis of Presentation and Consolidation — The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the Company incurred a net loss of $16,693,000 and had negative cash flows from operating activities of $12,664,000. As of December 31, 2006, the Company had an accumulated deficit of $79,592,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. As described in Note 10, the Company’s secured creditor entered into an agreement with Mindspeed, Inc. (“Mindspeed”) on September 4, 2007, to sell substantially all of its assets to Mindspeed. As the Company was in default of the terms of its secured notes payable (see Note 3) subsequent to December 31, 2006, the proceeds from the sale of assets will be remitted to the secured note holders.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary in India. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include money market accounts and various deposit accounts. The Company deposits cash and cash equivalents with high-credit quality financial institutions.

Risks and Uncertainties and Concentration of Credit Risks — The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of future products, and dependence on key individuals.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with creditworthy institutions. The Company mitigates its credit risk with respect to accounts receivable by performing ongoing credit evaluations and monitoring of its customers’ accounts receivable balances. Accounts receivable are unsecured.

The following table is the presentation of those customers with account balances that exceed 10% of accounts receivable:

	Year Ended
	December 31,
Customer	2006	2005
A	46%	0%
B	19%	62%
C	15%	13%
The following table is the presentation of those revenues from customers that exceed 10% of total revenue:

	Year Ended
	December 31,
Customer	2006	2005
A	11%	0%
B	62%	70%
C	5%	10%
Fair Value of Financial Instruments — Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt. The carrying value of these financial instruments approximates their fair value due to their short-term maturities.

Inventory — Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventory consists of raw materials, work in process, and finished goods held by a third party.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization. Repairs and maintenance costs are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

Description	Useful life
Computers and software	1-3 years
Machinery and equipment	3-5 years
Lab equipment	3-5 years
Furniture and fixtures	3-5 years
Leasehold improvements	Shorter of the lease term or estimated useful life of the related asset

Long-Lived Assets — The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To date, the Company has not recognized any losses relating to the impairment of long-lived assets.

Revenue Recognition — The Company recognizes revenue when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sale price is determinable, and collectibility is reasonably assured. Revenue typically is recognized at time of shipment for the sale of products and upon completion of services for service revenue.

Stock-Based Compensation — Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment, which requires that the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, be based on estimated fair values recognized over the requisite service period. Prior to adoption of FASB Statement No. 123(R), the Company accounted for stock-based compensation awards issued to its employees using the intrinsic value measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and complied with the disclosure requirements of FASB Statement No. 123, Accounting for Stock-Based Compensation.

The Company adopted FASB Statement No. 123(R) using the prospective method. Under this method, FASB Statement No. 123(R) is applied to new awards and to awards modified, repurchased, or canceled after the adoption date of January 1, 2006. For options granted after January 1, 2006, and valued in accordance with FASB Statement No. 123(R), the Company uses the multiple grant approach for expense attribution. The fair value of options granted after January 1, 2006, is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of Company’s common stock, an assumed risk-free interest rate, and the estimated forfeitures of unvested stock options. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for unvested options. The Company uses the simplified calculation of expected life described in the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Expected forfeitures are based on the Company’s historical experience.

The fair value for stock options was estimated at the date of the grant using the Black-Scholes option-pricing model with the multiple grant approach with the following assumptions for the years ended December 31, 2006 and 2005: weighted-average risk-free interest rate of 3.66% and 3.60%, respectively; dividend yields of zero; expected life of the option four years; and a volatility factor of 50% and 0%, respectively. The expense recognized for the year ended December 31, 2006 and 2005, was $5,000 and $45,000, respectively.

As of December 31, 2006, there was approximately $9,000 of total unrecognized compensation cost related to nonvested stock options granted prior to January 1, 2006, which is expected to be recognized over the weighted-average period of 1.46 years.

Research and Development — Research and development costs are expensed as incurred. Included in research and development are the costs of the prototypes sold by the Company.

Income Taxes — The Company accounts for income taxes using an asset and liability approach. Deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Foreign Currency Translation — The U.S. dollar is the functional currency of the Company’s foreign subsidiary located in India. Monetary assets and liabilities of the subsidiary are remeasured into U.S. dollars at current exchange rates prevailing at the balance sheet date, nonmonetary assets and liabilities as well as equity are remeasured into U.S. dollars at historical exchange rates, and income and expense accounts are remeasured into U.S. dollars at average exchange rates.

Recent Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN No. 48 defines a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company has not determined the impact of FIN No. 48 on its consolidated financial statements.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. FASB Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Company has not determined the impact of FASB Statement No. 157 on the Company’s financial condition, results of operations, or liquidity.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value, to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. FASB Statement No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of FASB Statement No. 157. An entity is prohibited from retrospectively applying FASB Statement No. 159, unless it chooses early adoption. The Company has not evaluated the potential impact of FASB Statement No. 159 on its results of operations and financial position.

2.	BALANCE SHEET COMPONENTS

Balance sheet components for the years ended December 31, 2006 and 2005, are as follows (in thousands):

	2006	2005
Property and equipment — net:
Computers and software	$8,776	$8,700
Lab equipment	523
Furniture and fixtures	164	163
Leasehold improvements	64	44
Machinery and equipment	101	493

	9,628	9,400

Less accumulated depreciation and amortization	8,762	7,384

	$866	$2,016

Accrued liabilities:
Accrued license fee	$423	$578
Accrued payroll and related expenses	725	735
Accrued interest expense	486
Other	201	137

	$1,835	$1,450

3.	SECURED NOTES PAYABLE

In December 2005, the Company entered into a loan and security agreement (the “Agreement”) with a syndicate of commercial lenders to borrow up to an aggregate principal amount of $5,000,000 in working capital loans at a fixed annual rate of Prime Lending Rate plus 2.25% at the time of each draw. The amounts drawn against the loan are due 30 months from the date of borrowing. The Agreement, as amended, also contains various reporting/ non-financial covenants and customary default provisions. The reporting covenants require the Company to provide un-audited and audited financials statements, budgets, sales projections, operating plans or other financial information within a certain time period. The primary non-financial covenants limit the Company’s ability to pay dividends, conduct certain mergers or acquisitions, make certain investments, incur future indebtedness or liens, alter the Company’s capital structure or sell stock or assets, subject to certain limits.

The Company borrowed $3,000,000 in December 2005 at a fixed annual rate of 9.5%, $1,000,000 in February 2006 at a fixed annual rate of 9.75%, and $1,000,000 in March 2006 at a fixed annual rate of 9.75%. Borrowings under the Agreement are secured by substantially all of the existing and future tangible and intangible assets of the Company. Per the Agreement, on the date on which the last payment is due with respect to each loan, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such loan, the Company is required to pay an amount equal to 5.75% of the original principal amount of such loan. Such additional final payment has been accounted for as additional interest expense using the effective interest method. In connection with the agreement, the Company paid commitment fees of $20,000 and issued warrants with an estimated fair value of approximately $365,000 to purchase up to 476,189 fully vested series D convertible preferred stock with an exercise price of $1.05.

In November 2006, the Agreement was amended to convert the working capital loan into a convertible term loan. Per the amendment, the outstanding principal and accrued interest will be converted automatically into shares of any new series of preferred stock or other equity security (“Qualified Financing Securities”) at the applicable conversion price equal to (1) the purchase price of the Qualified Financing Securities or (2) $1.05 per share of Series A-1 preferred shares.

As of December 31, 2006, the balance outstanding under the convertible term loan was $3,431,000, of which $1,909,000 is due in 2007 and $1,522,000 is due in 2008. As detailed in Note 10, because the Company was in default of certain loan covenants subsequent to December 31, 2006, the lenders foreclosed on this convertible term loan in June 2007 (see Note 10).

4.	SECURED CONVERTIBLE PROMISSORY NOTES

In April 2006, the Company entered into a note purchase agreement (the “Agreement I”) with a syndicate of commercial lenders, who agreed to make loans to the Company in the aggregate principal amount of up to $4,000,000. The Agreement I was amended by the amended and restated note and warrant purchase agreement ( the “Amended Agreement”) in June 2006. According to this Amended Agreement, the investors agreed to make loans to the Company in the aggregate principal amount of up to $12,000,000. The Company issued secured convertible promissory notes ( the “Convertible Notes”) at an annual rate equal to the lesser of (a) the average Prime Rate plus 2% and (b) the highest amount permitted by applicable law. The Convertible Notes can be converted into (a) shares of new preferred stock at the purchase price of the new preferred stock issued and sold in the next financing in the event of a next financing and upon the written election of holders, (b) shares of Conversion Preferred at the purchase price of the Conversion Preferred. The Conversion Preferred means a new series of preferred stock at a price of $1.50 per shares, with rights, preferences, and privileges based on an original purchase price of $1.50 but otherwise substantially similar to and pari passu with those of the Company’s Series D preferred stock, par value $0.0001 per share.

As of December 31, 2006, the Secured Convertible Promissory Notes outstanding was $7,467,000, all of which are due in 2007.

In connection with the Secured Convertible Promissory Notes, the Company issued warrants with an estimated fair value of approximately $782,000 to purchase up to 1,684,245 shares of (i) the new preferred stock issued and sold at the next financing at the lower of (a) the price of the Company’s last sales of its preferred stock consummated immediately prior to the next financing and (b) the price per share at which the new preferred stock is sold in the next financing, or (ii) the Conversion Preferred at the original purchase price of the Conversion Preferred. The fair value of the warrant is treated as a discount to the carrying value of the notes and is being amortized as interest expense over a 12-month term using the effective interest method.

5.	BRIDGE LOAN

The Company entered into a bridge financing agreement (the “Bridge Agreement”) in October 2006 which allows the Company to borrow up to an aggregate principal amount of $4,000,000 in working capital loans at a fixed annual rate of Prime Rate plus 5% at the time of each borrowing against the loan. Per the Bridge Agreement, as amended, all outstanding indebtedness under the Bridge Agreement shall (1) automatically convert into shares of any Qualified Financing Securities at a conversion price per share equal to the purchase price offered to all the investors of Qualified Financing Securities, or (2) convert into shares of Series A-1 at a purchase price of $1.05 per share upon the election of the holders.

According to the Bridge Agreement, a holder of Series A, B, C, and D preferred stock (“Prior Preferred”) that participates to the full extent of its pro rata interest in an offering of approximately $4,000,000 of the bridge financing, their interest shall be automatically converted into newly authorized Series A-1 Preferred based on a conversion price of $1.05 per share (one share of Prior Preferred into one share of Series A-1, other than the Series A, for which 1 share of Series A will convert into 1.5619 shares of Series A-1 to reflect historical antidilution adjustments).

As of December 31, 2006, 27,383,698 shares of Series A, B, C, and D preferred stock were converted into Series A-1 preferred stock, and 30,927,290 shares of Series A-1 were issued under the Bridge Agreement.

In the event a holder of Series A, B, C, and D preferred stock does not participate to the full extent of its pro rata interest, then a number of such holder’s preferred shares shall be converted into common stock at a conversion price of $10.50 per share (10 shares of Prior Preferred into 1 share of common stock, other than Series A, for which every 10 shares of Series A shall convert into 1.5619 shares of common).

As of December 31, 2006, 26,217,860 shares of Series A, B, C, and D preferred stock were converted into common stock, and 2,833,587 shares of common stock were issued under the Bridge Agreement.

If the holders of Series A, B, C, and D preferred stock do not elect to participate to the full extent of their aggregate pro rata interest, then the holders of Series A, B, C, and D preferred stock that are participating to the full extent of their pro rata interest (the “Overallotment Investor”) shall have a right of overallotment to purchase the remaining unsubscribed portion of the authorized Bridge Financing Interest. Shares of Series A, B, C, and D preferred stock of an Overallotment Investor shall be converted into Series A-1 preferred stock at a conversion price equal to the original conversion price multiplied by a fraction, (x) the numerator of which is the amount of such Overallotment Investor’s pro rata share of the Bridge Financing Interest, and (y) the denominator of which is the aggregate amount of the Bridge Financing Interest purchased by such Overallotment Investor.

As of December 31, 2006, 10,267,228 shares of Series A-1 preferred stock were issued to the Overallotment Investors under the Bridge Agreement. The Series A-1 preferred stock issued to Overallotment Investors results in a beneficial conversion charge of approximately $1,540,000 which was recorded as interest expense.

As of December 31, 2006, the balance outstanding under the Bridge Loan which is due June 30, 2007 was $2,545,000.

6.	COMMITMENTS

The Company leases various facilities and software licenses under operating leases expiring through 2009. Future minimum lease payments required under these operating leases as of December 31, 2006, are as follows (in thousands):

Years Ending
December 31
2007	$1,123
2008	1,023
2009	897

$3,043

Rent expense for the years ended December 31, 2006 and 2005, were $253,000 and $293,000, respectively.

7.	PREFERRED STOCK

Mandatorily Redeemable Convertible Preferred Stock — The holders of convertible preferred stock have various rights and privileges as follows:

Voting — The holders of the convertible preferred stock are entitled to vote together with the holders of common stock on all matters submitted to stockholders for a vote. Each holder of convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date for determination of the stockholders entitled to vote.

Liquidation — In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series A-1 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, and common stock by reason of their ownership thereof, an aggregate amount equal to the greater of (i) fifty percent (50%) of the aggregate Pre-Money Valuation of the Company used in connection with the first Qualified Equity Financing, if any, that is completed following the Series A-1 Issue Date and prior to any such liquidation, dissolution, or winding up and (ii) $20 million dollars, plus all declared but unpaid dividends on such shares of Series A-1 preferred stock then held by them. “Pre-Money Valuation” shall mean the aggregate valuation used for purposes of calculating the purchase price for the equity securities to be sold by the Company in such Qualified Equity Financing. “Qualified Equity Financing” shall mean the sale by the Company of a new series of preferred stock (other than series A-1 preferred stock) or other equity securities to one or more investors for aggregate gross proceeds to the Company of at lease $15 million dollars.

The holders of Series A preferred stock, Series B preferred stock, Series C preferred stock, and Series D preferred stock are entitled to be paid, before any distribution of payment to holders of common stock, an amount equal to $1.64 per share (series A) and $1.05 per share (series B, C, and D), as adjusted for any stock dividends, combinations, or splits with respect to such shares, plus any declared but unpaid dividends. If the Company’s assets are insufficient to pay this distribution, then the net assets and the funds of the Company will be distributed ratably between the holders of Series A, Series B, Series C, and Series D preferred stock in proportion to the preferential amount each such shareholder is otherwise entitled to receive. Any amounts available for distribution in excess of the Series A-1, then the Series A, Series B, Series C, and Series D liquidation preference amount will be distributed to the holders of common stock and preferred stock on an as-if-converted basis, pro rata based on the number of shares held. The consolidation or merger of the Company into or with any other entity or entities, the sale or transfer of any of its assets, the reduction of the capital stock of the Company, or any other form of recapitalization or reorganization shall be deemed to be a liquidation, dissolution, or winding up of the Company.

Redemption — Outside certain preferences granted upon liquidation, the holders of Series A, B, C, D, and A-1 preferred stock have no redemption rights.

Conversion — Each share of Series A, B, C, D, and A-1 preferred stock shall be convertible at the option of the holder into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price by the conversion price. The conversion price for preferred A, B, C, D, and A-1 preferred stock shall be $1.05, $1.05, $1.05, $1.05, and $1.05, respectively. The Series A conversion price was adjusted pursuant to its terms to $1.05 per share from $1.64 per share in connection with the sale of Series B preferred stock in 2002. This reduction in the conversion price results in a beneficial conversion charge of approximately $900,000; however, as the Company was in an accumulated deficit position at the time, in accordance with GAAP, the charge and the related credit were recorded to additional paid-in capital.

Each share of Series A, Series B, Series C, and Series D convertible preferred stock automatically converts into shares of common stock immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with a public offering price of at least $5.25 per share (as adjusted for any stock splits, stock dividends, or other recapitalizations) and which results in aggregate gross proceeds to the Company of at least $50,000,000 or (ii) the date specified by the written consent or agreement of the holders of at least two-thirds of the shares of such series of Series A-1 preferred stock then outstanding.

Dividends — The holders of Series A-1 preferred stock shall be entitled to receive dividends, out of any assets legally available therefore, at the rate of $0.084 per share (as adjusted for any stock dividends, combinations, or splits with respect to such shares) per annum. After payment of the dividends to the Series A-1 preferred stock in the total amount have been paid, the holders of Series A, Series B, Series C, and Series D preferred stock shall be entitled to receive dividends, out of any assets legally available, therefore, at the rate of (i) in the case of the Series A preferred stock, $0.1312 per share (as adjusted for any stock dividends or splits) per annum and (ii) in the case of Series B, Series C, and Series D preferred stock, $0.084 per share per annum. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative. No right shall accrue to holders of shares of Series A, Series B, Series C, Series D, and Series A-1 preferred stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any unpaid dividends bear or accrue any interest.

Warrants for Preferred Stock — In July 2001, the Company issued two warrants to purchase 402,439 shares and 21,338 shares of the Company’s Series A convertible preferred stock at an exercise price of $1.64 per share in connection with the issuance of the secured notes payable (see Note 3). The warrants are exercisable immediately and expire at the earliest of June 2008 or at the completion of the Company’s initial public offering or immediately prior to the closing of a merger.

The Company determined the fair value of the warrants to be approximately $490,000 using the Black-Scholes option-pricing model and the following assumptions: fair value of preferred stock at the date of issuance of $1.64 per share, an expected life of seven years, an annual risk-free interest rate of

5.1%, volatility of 70%, and no expected dividend yield. The fair value of the warrant was treated as a discount to the carrying value of the notes and is being amortized as interest expense over a 36-month term using the effective interest method. The Company amortized $74,000 of this discount to interest expense during the year ended December 31, 2004. The fair value of the warrant was fully amortized by the year ended December 31, 2004.

In June 2002, a warrant to purchase 21,338 shares of Series A redeemable convertible preferred stock was exchanged for a warrant to purchase 33,327 shares of Series B convertible preferred stock at $1.05 per share. The incremental value of the new warrant measured by the difference between (a) the fair value of the modified warrant and (b) the value of the old warrant immediately before its terms were modified, of $10,545 was expensed in 2002. The Company determined the fair value of the original and modified warrants using the Black-Scholes option-pricing model and the following assumptions: fair value of the Series B convertible preferred stock at the date of modification, $1.05 per share; expected life of seven years; an annual risk-free interest rate of 4.62%; volatility of 70%, and no expected dividend yield.

In December 2005, the Company issued two warrants to purchase 357,142 shares and 119,047 shares of the Company’s Series D convertible preferred stock at an exercise price of $1.05 per share in connection with the issuance of the secured notes payable (see Note 3). The warrants are exercisable immediately and expire at the earliest of (i) December 2015 or (ii) at the completion of the Company’s initial public offering or (iii) immediately prior to the closing of a merger. The Company determined the fair value of the warrants to be approximately $365,000 using the Black-Scholes option-pricing model and the following assumptions: fair value of preferred stock at the date of issuance of $1.05 per share, an expected life of 10 years, an annual risk-free interest rate of 4.47%, volatility of 70%, and no expected dividend yield. The fair value of the warrants was treated as a discount to the carrying value of the notes and is being amortized as interest expense over a 30-month term. The Company amortized $146,000 and $3,000 of this discount to interest expense during the year ended December 31, 2006 and 2005, respectively.

In June 2006, the Company issued warrants to purchase 1,684,245 shares of the Company’s (i) new preferred stock, issued and sold at the initial closing of the next financing or (ii) the Conversion Preferred (see Note 4) in the event there was no next financing. The warrants are exercisable during the term commencing on the date of the first occurrence of (i) the next financing, (ii) prepayment of the note by Ample, (iii) immediately prior to the closing of an acquisition and (iv) immediately prior to the consummation of an Initial Public Offering (IPO); and ending on the earliest occurrence of (a) June 5, 2011, (b) immediately following a transaction that results in an acquisition or (c) the second anniversary of the consummation of an IPO, and shall be void thereafter ( the “Exercise Period”); provided, however, that in the absence of the next financing, prepayment of the note by the Company, an acquisition or an IPO prior to the end of the Exercise Period, the warrant shall become exercisable immediately prior to the end of the Exercise Period. The Company determined the fair value of the warrants to be approximately $782,000 using the Black-Scholes option-pricing model and the following assumptions: fair value of preferred stock at the date of issuance of $1.05 per share, an expected life of five years, an annual risk-free interest rate of 4.93%, volatility of 50%, and no expected dividend yield. The fair value of the warrants was treated as a discount to the carrying value of the convertible notes and is being amortized as interest expense over a 12-month term. The Company amortized $423,000 of this discount to interest expense during the year ended December 31, 2006.

8.	STOCK OPTION PLANS

In 2000, the Company adopted the 2000 Stock Plan (the “Plan”). The Company has reserved 10,500,000 shares of common stock for issuance to employees, directors, and consultants under the Plan. Options granted under the Plan may be incentive stock options or nonqualified stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The life of options granted under the Plan shall not exceed 10 years from the date of grant. The number of shares reserved for option grants under the Plan was increased to 13,500,000 in 2004 and 1,377,318 shares are available for future grants at December 31, 2006.

The Plan allows for early exercise of options prior to full vesting. Options granted under the Plan are exercisable at the date of grant with unvested shares subject to repurchase by the Company at the original exercise price. The Company repurchased 22,953 shares at $0.13 per share in 2004 pursuant to its repurchase rights. At December 31, 2005, unvested options for 5,280 shares with a weighted-average exercise price of $0.15 had been exercised and were subject to the Company’s repurchase rights.

During the year-ended December 31, 2004, the Company granted options to nonemployees to purchase 85,000 shares of the Company’s common stock under the Plan. The aggregate exercise price amounted to $12,750. The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes option-pricing model, using the following assumptions, and determined that fair value of the options would not have a material impact on the financial statements:

Average risk-free interest rate	2.95%
Expected life (years)	10
Dividend yield	0%
Volatility	70%
In 2004, options were granted to founders of the Company. Each of the above were granted 500,000 options (Incentive Stock Option “ISO”) with vesting start date of May 1, 2003, at an exercise price of $0.15 and fair value of $0.15 determined by the Board. The shares vest ratably over 48 months.

In the event of a termination with cause or constructive termination (as defined in each Founder’s Amended and Restated Founder’s Stock Purchase Agreement dated November 15, 2000) occurring during the 12-month period following a change of control transaction, all remaining unvested shares shall become vested. Each of the vesting options shall be subject to early exercise so that the founder may exercise any portion or all of their respective vesting options prior to vesting, subject to the Company’s right to repurchase the unvested portion as set forth in the agreement under the 2000 Stock Plan (“Stock Options Agreement”).

In 2004, the founders were also granted a Milestone option (ISO), in addition to the above time vesting option, to purchase 500,000 shares each at an exercise price of $0.15 per share with a vesting start date of April 28, 2004. Milestone options shall become vested and exercisable as follows:
•	25% of the shares on the last business day of the first calendar month in which the Company’s monthly revenue first equals or exceeds $1,000,000

•	An additional 25% on the last business day of the first quarter in which the Company’s quarterly revenue first equals or exceeds $3,000,000

•	An additional 25% on the last business day of the first quarter in which the Company’s quarterly revenue first equals or exceeds $5,000,000

•	The remaining 25% on the last business day of the first quarter in which the Company’s quarterly revenue first equals or exceeds $6,000,000

•	Notwithstanding the foregoing, 100% of the shares shall become vested and exercisable on the four-year anniversary of the vesting start date
The following table summarizes the Company’s stock option activity:

	Number of	Weighted-
	Options	Average
	Issued and	Exercise
	Outstanding	Price

Balances — January 1, 2005 (4,233,110 shares vested with a weighted-average exercise price of $0.16 per share)	11,220,371	$0.15

Granted (weighted-average fair value of $0.1.5 per share)	2,084,500	0.15
Exercised	(66,912)	0.15
Canceled	(340,858)	0.14
Repurchased		0.00

Balances — December 31, 2005 (7,741,813 shares vested with a weighted-average exercise price of $0.15 per share)	12,897,101	0.15

Granted (weighted-average fair value of $0.15 per share)	271,000	0.15
Exercised	(174,824)	0.15
Canceled	(1,256,439)	0.16

Balances — December 31, 2006 (9,105,088 shares vested with a weighted-average exercise price of $0.15 per share)	11,736,838	$0.15

The information about stock options outstanding at December 31, 2006 is summarized as follows:

		Weighted
		Average
		Remaining
Exercise	Number	Contractual	Shares
Price	Outstanding	Life (in Years)	Exercisable
$0.1275	322,496	6.34	302,078
0.1500	10,629,342	7.01	8,018,010
0.1600	350,000	4.24	350,000
0.2000	435,000	5.12	435,000

	11,736,838		9,105,088

Deferred Stock Compensation — The Company recorded $6,615 of deferred compensation in 2002 relating to options granted to its employees in the India subsidiary. Under the terms of the 2000 Stock Option Plan for India employees, the employees are granted options at 85% of the fair market value at date of grant. The discount from fair market value, which is equal to the amount of salary contributed, has been recorded as deferred compensation expense. The deferred compensation expense is amortized ratably over a vesting term of four years. The deferred stock compensation expense was fully amortized by the year ended December 31, 2006.

Stock Reserved for Future Issuance — At December 31, 2006, the Company has reserved the following shares of common stock for issuance in connection with:

Conversion of Series A-1 convertible preferred stock	41,194,518
Preferred stock warrants issued and outstanding	2,822,330
Common stock options issued and outstanding under stock option plans	11,736,838
Common stock options available for future grant under stock option plans	1,377,318

Total	57,131,004

9.	INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2006 and 2005, consist of (in thousands):

	2006	2005
Deferred tax assets:
Depreciation and amortization	$167	$266
Capitalized start-up costs and research and development	190	514
Reserves and accruals	276	449
Credits	5,630	4,591
Net operating losses	28,319	22,052

Total deferred tax assets	34,582	27,872

Valuation allowance	(34,582)	(21,972)

Net deferred tax assets	$—	$—

As of December 31, 2006, the Company has net operating loss (NOL) carryforwards of approximately $71,014,086 and $71,605,750 available to reduce its future taxable income for federal and state income tax purposes respectively. The net operating losses will begin to expire in 2021 and 2011 for federal and state, respectively.

The Company has research credit carryforwards of approximately $3,605,461 and $3,835,417 for federal and state income taxes, respectively. If not utilized, the federal carryforward will expire in various amounts beginning 2021 and the California credit can be carried forward indefinitely. In addition, the Company also has California Manufacturer and Investment Credit for $233,000 which will expire beginning in 2010.

Based on the available evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2006.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has a change in ownership, utilization of the carryforwards could be restricted.

10.	SUBSEQUENT EVENTS

On June 11, 2007, the Company was notified by its secured creditor that it was in default of certain loan covenants relating to the Secured Notes Payable (see Note 3) and the Loan and Security Agreement (“Loan Agreement”) dated December 8, 2005 (as amended), and demanded immediate repayment of all the term loans, including the principal of $8,626,000, plus accrued interest and expenses incurred. As the Company was not able to repay the amounts due, the secured creditor foreclosed on the collateral against the term loan. On September 4, 2007, the Company’s secured creditor entered into an Asset Purchase Agreement (APA) between the secured creditor and another company, pursuant to which the other company will acquire substantially all the tangible and intangible assets of Ample under a private sale for $4.6 million, in accordance with Division 9 of California’s Uniform Commercial Code. These financial statements do not reflect any adjustments relating to the above.
******